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                                                                    Exhibit 99.1

          ZIPLINK ANNOUNCES PLANS TO SUSPEND OPERATIONS AND SELL ASSETS

    LOWELL, Mass., Nov. 17 -- ZipLink, Inc. (Nasdaq: ZIPL), a wholesale Internet connectivity provider, today announced that the company plans to suspend its operations effective today, November 17, 2000. In addition, the company announced the lay off of substantially all of its employees except those necessary to wind down operations. The company is evaluating its strategic alternatives in order to maximize the value of its assets which may include the sale, sublet, or assignment of its 50,000 square foot office space and data center in Lowell, Massachusetts, its Canadian operations and other network assets. The company expects that all of the proceeds from any sale of its assets will be used to pay creditors and there will be no proceeds available for any shareholders.

    The decision came after efforts commencing in March 2000 to raise capital and/or seek a potential acquirer were unsuccessful, some of which efforts were conducted by investment bankers engaged by the company. Additionally, the company's decision was influenced by a recent default on payments to ZipLink by its second largest customer, Spinway.com, and general market uncertainty regarding the future of providers of free Internet access. "We are extremely disappointed by the recent events leading to our suspending operations", said the company's President, Chris Jenkins. "We thank our valued customers who have relied upon us to provide them with state-of-the-art Internet connectivity and believed in our vision. We are also deeply saddened to lay off members of our staff whose dedication and hard work are unsurpassed".

    For additional information about ZipLink, please visit the company's Web site at http://www.ziplink.net.

    Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are forward-looking statements as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of the party making such statements based upon currently available information and involve a number of risks and uncertainties and other factors, which could cause actual results to differ materially from those, stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors.

         978-551-8916, OR agabrielli@ziplink.net, BOTH OF ZIPLINK